UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LUBY’S, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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ISS RECOMMENDS LUBY’S STOCKHOLDERS VOTE “FOR” THE COMPANY’S PLAN OF LIQUIDATION

ISS Concludes the Board Conducted a Robust, Multi-Year Process

ISS Highlighted the Positive Market Reaction to the Plan

HOUSTON, November 10, 2020 – Luby’s, Inc. (NYSE: LUB) (the “Company”) today announced that Institutional Shareholder Services Inc. (“ISS”), a leading proxy voting advisory firm, has recommended that Luby’s stockholders vote in favor of the Company’s Plan of Liquidation and Dissolution (the “Plan”).

In recommending “FOR” the Plan, ISS noted that1: “The board appears to have conducted a robust, multi-year process prior to making the decision to dissolve and liquidate the company.” Further, ISS analyzed the financial condition of the Company and stated: “The board’s assertion that a dissolution is the most viable alternative seems reasonable.” ISS also stated that “the market appears to have reacted positively to the proposed plan of dissolution. As such, support for this proposal is warranted.”

The Company also noted that ISS recommends voting “FOR” the Company’s proposals to amend the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors (Proposal 3) and to allow stockholders to act by written consent (Proposal 4).

The Company has filed with the U.S. Securities and Exchange Commission definitive proxy materials in connection with its solicitation of proxies in favor of the Plan at the special meeting of stockholders scheduled to be held on November 17, 2020. Your vote is important. The Board of Directors recommends stockholders vote “FOR” the Plan and each proposal on the agenda for the upcoming special meeting. If you have any questions or need assistance voting your shares please contact the Company’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 or

LUB@investor.morrowsodali.com.

1 Permission to quote ISS was neither sought nor obtained. Emphasis added.

Important Additional Information filed with the SEC

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and a supplement thereto (together, the “Definitive Proxy Statement”) and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN. Stockholders may obtain a free copy of the Definitive Proxy Statement and the other relevant materials, and any other documents filed by the company with the SEC, at the SEC’s web site at http://www.sec.gov. A free copy of the Definitive Proxy Statement and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040 or at http://www.lubysinc.com/investors/filings. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan.

Participants in the Solicitation

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders. Information about the participants and any interests they have in the Plan are set forth in the Definitive Proxy Statement. Additional information regarding these individuals may be found in the Company’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on December 30, 2019. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040 or at http://www.lubysinc.com/investors/filings.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates two core restaurant brands: Luby’s Cafeterias and Fuddruckers. Luby's is also the franchisor for the Fuddruckers restaurant brand. In addition, through its Luby's Culinary Contract Services business segment, Luby's provides food service management to sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

For additional information contact:

Dennard Lascar Investor Relations

Rick Black / Ken Dennard

LUB@dennardlascar.com